                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Notes
                          Series 1998-1 268,152,038.17

                             Statement To Bondholder

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                                                DISTRIBUTIONS IN DOLLARS
                             PRIOR                                                               CUMULATIVE            CURRENT
          ORIGINAL         PRINCIPAL                                                   REALIZED   REALIZED  DEFERRED  PRINCIPAL
 CLASS   FACE VALUE         BALANCE       INTEREST       PRINCIPAL        TOTAL          LOSSES    LOSSES   INTEREST   BALANCE
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 BONDS  300,000,000.00  300,000,000.00  10,694,686.44  31,847,961.83  42,542,648.27         0.00    0.00    0.00    268,152,038.17

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TOTALS  300,000,000.00  300,000,000.00  10,694,686.44  31,847,961.83  42,542,648.27            0       0       0    268,152,038.17
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Maximum Bond Interest Rate
Available Funds Interest Rate
Bond Interest Rate




















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                               FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                            PASS-THROUGH
                         PRIOR                                                 CURRENT                     RATES
                       PRINCIPAL                                              PRINCIPAL
 CLASS     CUSIP        BALANCE      INTEREST    PRINCIPAL       TOTAL         BALANCE               CURRENT      NEXT
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Seller:                                        NovaStar Financial, Inc.
Servicer:                                    NovaStar Mortgage Corporation
Record Date:
Distribution Date:                             May 1998 - December 1998
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                                                                                                               Page 1 of 2

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                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Notes
                                  Series 1998-1
--------------------------------------------------------------------------------
                            Statement To Bondholder
--------------------------------------------------------------------------------





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From the Period May 1, 1998 (Date of Inception) to December 31, 1998
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AGGREGATE COLLECTIONS FROM THE MORTGAGE LOANS
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Total Collections on Pool                                                                                  $ 44,706,412.97
Total Servicer Advances                                                                                               0.00
Total Compensating Interest                                                                                           0.00
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AVAILABLE CAP CARRY-FORWARD AMOUNT                                                                                    0.00
AGGREGATE UNPAID AVAILABLE FUNDS CAP CARRY-FORWARD AMOUNT                                                             0.00

AGGREGATE INSURED PAYMENTS PAID BY INSURER                                                                            0.00
AGGREGATE UNREIMBURSED INSURED AMOUNTS PAYABLE TO INSURER                                                             0.00

AGGREGATE BEGINNING PRINCIPAL BALANCE OF MORTGAGE LOANS                                                   $ 303,030,303.14
AGGREGATE ENDING PRINCIPAL BALANCE OF MORTGAGE LOANS                                                      $ 278,381,206.11

REQUIRED SUBORDINATION AMOUNT                                                                              $ 15,454,546.00
CURRENT SUBORDINATION AMOUNT                                                                               $ 10,229,167.94
AGGREGATE NET EXCESS CASHFLOW                                                                                         0.00
AGGREGATE UNPAID ACCRUED INTEREST                                                                                     0.00
AGGREGATE REALIZED LOSS ON MORTGAGE LOANS                                                                             0.00

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DELINQUENCY
INFORMATION          DELINQUENT     DELINQUENT    DELINQUENT    LOANS IN      REO
AT 12/31/98          30-59 DAYS     60-89 DAYS    90+ DAYS      FORECLOSURE   PROPERTY
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Principal Balance    $7,354,801.72  $3,695,972.15 $1,212,295.52 $9,307,630.50 $1,803,928.02
Number of Loans           67            37           15            82             15
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Aggregate               CURRENT     CUMULATIVE
Repurchase              PERIOD       HISTORY
Information
------------------------------------------------

Principal Balance        $0.00        $0.00
Number of Loans            0            0
------------------------------------------------

AGGREGATE PREPAYMENT INTEREST SHORTFALLS                                                                             $0.00
AGGREGATE RELIEF ACT SHORTFALLS                                                                                      $0.00
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